SUBSIDIARIES OF THE REGISTRANT                                        Exhibit 21

The following is a list of the Company's subsidiaries and jurisdictions of incorporation as of March 19, 1999, except for unnamed subsidiaries which, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.


Name of Subsidiary                                 Jurisdiction of Incorporation
                                                      or Organization

CFC Services Corp.                                      Delaware

A.M. Miller & Associates, Inc.                          Minnesota

The Continental Alliance, Inc.                          Washington
  (d/b/a Continental Credit Services, Inc.)

Account Portfolios, Inc.                                Delaware

Perimeter Credit, L.L.C.                                Delaware

Gulf State Credit, L.L.C.                               Delaware

Payco American Corporation                              Wisconsin

Payco-General American Credits, Inc.                    Delaware

National Account Systems, Inc.                          Delaware

University Accounting Service, Inc.                     Wisconsin

Asset Recovery & Management Corp.                       Wisconsin

Indiana Mutual Credit Association, Inc.                 Indiana

Jennifer Loomis & Associates, Inc.                      Arizona

Qualink, Inc.                                           Wisconsin

Grable, Greiner & Wolff, Inc.                           Wisconsin

Professional Recoveries Inc.                            Wisconsin

Payco American International Corp.                      Wisconsin

Federal Collection Bureau, S.A. de C.V.                 Mexico

North Shore Agency Inc.                                 New York
   North Shore Agency Collection Corporation, Canada    Canada

Accelerated Bureau of Collections Inc.                  Colorado

The Union Corporation                                   Delaware

Allied Bond & Collection Agency, Inc.                   Delaware

American Child Support Service Bureau, Inc.             Pennsylvania

Capital Credit Corporation                              Delaware

Interactive Performance, Inc.                           Delaware

High Performance Services, Inc.                         Delaware

High Performance Service of Florida, Inc.               Delaware

Interactive Performance of Florida, Inc.                Delaware

Interactive Performance of Georgia                      Delaware

Transworld Systems, Inc.                                California

OSI Funding Corp.                                       Delaware